                                                                  Exhibit 10.1.3

                          SECURITIES PURCHASE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT (the "AGREEMENT") is entered into as of April 7, 2000, by and among Beacon Power Corporation, a Delaware corporation (the "COMPANY"), Perseus Capital, L.L.C., a Delaware limited liability company ("PERSEUS"), Duquesne Enterprises, Inc., a Pennsylvania corporation ("DUQUESNE"), Micro Generation Technology Fund, L.L.C., a Delaware limited liability company ("MICRO"), and SatCon Technology Corporation, a Delaware corporation ("SATCON," and together with Perseus, Duquesne and Micro, collectively, the "PURCHASERS" and each individually, a "PURCHASER"). Certain capitalized terms used in this Agreement are defined in EXHIBIT A attached hereto.

                                    RECITALS

         A.The Purchasers each acquired one or more promissory notes and one or more warrants to acquire shares of the Company's Class E Preferred Stock (the "BRIDGE TWO NOTES AND WARRANTS" sometimes referred to separately herein as the "BRIDGE TWO NOTES" and the "BRIDGE TWO WARRANTS") pursuant to a Note and Warrant Purchase Agreement between the Company and the Purchasers dated August 2, 1999, as amended (the "BRIDGE TWO NOTE AND WARRANT PURCHASE AGREEMENT").

         B. The Purchasers each acquired one or more promissory notes from the Company (the "BRIDGE THREE NOTES") pursuant to a Note and Warrant Purchase Agreement between the Company and the Purchasers dated January 7, 2000, as amended (the "BRIDGE THREE NOTE AND WARRANT PURCHASE AGREEMENT") (the Bridge Two Notes and Warrants and the Bridge Three Notes are hereinafter referred to, collectively, as the "BRIDGE DOCUMENTS").

         C. The Company desires to issue to the Purchasers shares of the Company's Class E Preferred Stock $.01 par value per share (the "PREFERRED STOCK") and warrants (the "WARRANTS") to purchase additional shares of the Preferred Stock, in exchange for the Bridge Documents, all on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

         In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

         1. AUTHORIZATION AND SALE OF THE PREFERRED STOCK AND WARRANTS.

                  1.1 AUTHORIZATION; AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. Prior to the Closing (as defined below) the Company shall have filed with the State of Delaware the

Third Amended and Restated Certificate of Incorporation of the Company in substantially the form attached hereto as EXHIBIT 1.1 (the "RESTATED CERTIFICATE") authorizing the Preferred Stock and the Warrants.

                  1.2 ISSUANCE AND SALE; EXCHANGE OF NOTES; WARRANTS.

                           (a) Subject to all of the terms and conditions hereof
and in reliance on the representations and warranties set forth herein, including, without limitation, the satisfaction by the Purchasers of the conditions set forth in Section 2.3(b) hereof, at the Closing (as defined below) the Company will issue and sell to the Purchasers, and Purchasers will each purchase from the Company, (i) that number of shares of Preferred Stock (collectively, the "PREFERRED SHARES") and (ii) Warrants, in substantially the form attached hereto as EXHIBIT 1.2(A), exercisable for that number of Preferred Stock as set forth opposite the name of such Purchaser below in exchange for the Bridge Documents representing the aggregate purchase price therefor set forth opposite the name of such Purchaser below (the Preferred Shares and Warrants are hereafter referred to collectively as the "PURCHASED SECURITIES"). The sale of the Purchased Securities to each Purchaser at the Closing shall constitute a separate sale hereunder.

--------------- -------------- --------------- --------------- ---------------- --------------- --------------- ----------------
                                                                                                  NUMBER OF
                                                                                                    SHARES
                                                                                                  COVERED BY
                                                 BRIDGE TWO     TOTAL AMOUNT                     THE WARRANT     TOTAL NUMBER
                                                 AND BRIDGE      OF BRIDGE 2                     EQUAL TO 25%    OF PREFERRED
                 BRIDGE TWO     BRIDGE THREE    THREE NOTES       TWO AND        TOTAL NUMBER      OF TOTAL      SHARES TO BE
                   NOTE(S)        NOTE(S)         ACCRUED       BRIDGE THREE     OF SHARES AT     PREFERRED     ISSUED (SHARES
  PURCHASER        AMOUNT          AMOUNT         INTEREST       INVESTMENT      $3.12/SHARE    SHARES ISSUED    AND WARRANTS)
--------------- -------------- --------------- --------------- ---------------- --------------- --------------- ----------------
Perseus          $1,350,000       $250,000        $117,622       $1,717,622        550,520         137,630          688,150

--------------- -------------- --------------- --------------- ---------------- --------------- --------------- ----------------

SatCon           $1,000,000          $0           $83,911        $1,083,911        347,407          86,852          434,259
--------------- -------------- --------------- --------------- ---------------- --------------- --------------- ----------------

Duquesne          $500,000        $90,000         $48,965         $638,965         204,797          51,199          255,996
--------------- -------------- --------------- --------------- ---------------- --------------- --------------- ----------------

Micro             $300,000        $60,000         $25,061         $385,061         123,417          30,854          154,271
--------------- -------------- --------------- --------------- ---------------- --------------- --------------- ----------------

Total:           $3,150,000       $400,000        $275,559       $3,825,559       1,226,141        306,535         1,532,676
--------------- -------------- --------------- --------------- ---------------- --------------- --------------- ----------------

                  1.3 REGISTRATION RIGHTS AGREEMENT. The Purchasers and the Company shall enter into a Registration Rights Agreement, a form of which is attached as EXHIBIT 1.3 hereto.

         2. CLOSING.

                  2.1 CLOSING. The closing (the "CLOSING") of the sale and purchase of the Purchased Securities under this Agreement shall take place at the offices of Edwards & Angell, LLP, 101 Federal Street, Boston, MA 02110 at 10:00 a.m. on April 7, 2000, or at such other time, date and place as are mutually agreeable to the Company and to the Purchasers. The date of the Closing is hereinafter referred to as the "CLOSING DATE."

                  2.2 DELIVERIES.

                           (a) At the Closing:

                                    (i) the Purchasers will deliver to the
Company in accordance with Section 1.2(a), above, (i) all the Bridge Two Notes and Bridge Three Notes each with the following legend bearing the signature of the respective Purchasers: "Paid in full and all obligations hereunder fully discharged" and (ii) all the Bridge Two Warrants each with the legend bearing the signature of the respective Purchasers: "Cancelled". It is acknowledged herein by the parties that the warrants issuable under the Bridge Three Notes were not issued to the Purchasers and except as provided herein, the Purchasers have no further rights in or to such warrants.

                                    (ii) the Company will deliver to the
Purchasers (i) certificates registered in each Purchaser's name representing the respective number of shares of Preferred Stock, and (ii) warrants adjusted respectively for the number of shares of Preferred Stock to be issued and sold by the Company to each Purchaser pursuant to Section 1.2(a), above..

                           (b) The parties shall deliver all documents required
to be delivered at the Closing pursuant to Section 2.3 hereof.

                  2.3 CONDITIONS TO CLOSING.

                           (a) CONDITIONS TO OBLIGATIONS OF THE PURCHASERS. The
obligations of the Purchasers to purchase the Purchased Securities at the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Purchasers:

                                    (i) REPRESENTATIONS AND WARRANTIES CORRECT;
PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date, and the Company shall have performed all obligations, covenants and agreements herein required to be performed by it on or prior to the Closing Date.

                                    (ii) CONSENTS AND WAIVERS. The Company shall
have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement and the Related Agreements), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement or any Related Agreement.

                                    (iii) RELATED AGREEMENTS. Each of the
Related Agreements shall have been executed and delivered by the parties thereto.

                                    (iv) OTHER PURCHASERS' OBLIGATIONS. The
Purchasers shall have performed all of their obligations hereunder required to be performed on or prior to the Closing Date.

                                    (v) RESTATED CERTIFICATE. The Restated
Certificate shall have been filed with the Delaware Secretary of State and a certified copy thereof shall have been delivered to the Purchasers.

                                    (vi) OFFICER'S CERTIFICATE. The Company
shall have delivered to the Purchasers a certificate, executed by the President of the Company, dated as of the Closing Date, certifying as to (a) the fulfillment of the conditions specified in subsections (a)(i) and (ii) of this
Section 2.3. and (b) the authenticity of attached copies of the Company's Restated Certificate, Bylaws and resolutions of the Board of Directors of the Company approving the transactions contemplated hereby.

                                    (vii) OPINIONS OF COMPANY'S COUNSEL. The
Purchasers shall have received from Edwards & Angell, LLP an opinion, dated as of the Closing Date, substantially in the form attached hereto as EXHIBIT 2.3(A)(VII).

                                    (viii) OTHER DOCUMENTS. The Purchasers shall
have received such other certificates and documents as they shall have reasonably requested.

                           (b) CONDITIONS TO OBLIGATIONS OF THE COMPANY. The
Company's obligation to sell and issue the Purchased Securities at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

                                    (i) REPRESENTATIONS AND WARRANTIES. The
representations and warranties made by the Purchasers in Section 4 hereof shall have been true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of such date.

                                    (ii) RELATED AGREEMENTS. Each of the Related
Agreements shall have been executed and delivered by the parties hereto.

         3. REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY.

         Except as otherwise set forth in the disclosure schedule attached hereto as EXHIBIT 3 (the "COMPANY DISCLOSURE SCHEDULE"), the Company represents and warrants to the Purchasers as set forth below:

                  3.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to carry on its business as now conducted and as it is proposed to be conducted, and is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect.

                  3.2 CAPITAL STRUCTURE. As of the date hereof, the authorized capital stock of the Company consists of the following shares, and all of the issued and outstanding shares as hereinafter set forth have been duly authorized and validly issued, are fully paid and nonassessable and have been offered, issued, sold and delivered by the Company in compliance with all applicable federal and state securities laws:

                           (a) PREFERRED STOCK. A total of 10,000,007 authorized
shares of Preferred Stock, $.01 par value (the "Preferred Stock"), consisting of 5,000,000 shares designated as Class A Preferred Stock, of which 4,767,907 shares are issued and outstanding; one share designated as Class B Preferred Stock, none of which is issued and outstanding; six shares designated as Class C Preferred Stock, all of which are issued and outstanding; 3,000,000 shares designated as Class D Preferred Stock, 1,900,000 of which are issued and outstanding; and 2,000,000 shares designated as Class E Preferred Stock, none of which are issued and outstanding prior to the consummation of the transactions contemplated hereby.

                           (b) COMMON STOCK. A total of 15,000,000 authorized
shares of Common Stock, of which 8,409 shares are issued and outstanding.

                           (c) OPTIONS, WARRANTS, RESERVED SHARES, TREASURY
STOCK. Except (i) as disclosed on Section 3.2(c) of the Company Disclosure Schedule and (ii) except for the conversion privileges of the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock and the Class D Preferred Stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of the Company's capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock, nor is the Company obligated in any manner to issue any shares of its capital stock or other securities. Apart from the exceptions noted in this SECTION 3.2(C), none of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, is subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company. The Company holds no shares of its capital stock in its treasury.

                           (d) SECURITY HOLDERS. Section 3.2(d) of the Company
Disclosure Schedule contains a complete and accurate list of the names of all current stockholders of the Company and all current holders of outstanding warrants, options, or other rights ultimately exchangeable, exercisable or convertible for or into capital stock, segregated by the type of security held by each such holder and setting forth the amount of such security held by such holder and, in the case of securities, exchangeable, exercisable or convertible into Common Stock, the amount of Common Stock into which such securities are exchangeable, exercisable or convertible.

                  3.3 POWER, AUTHORIZATION AND VALIDITY. The Company has the corporate power, legal capacity and corporate authority to enter into and perform its obligations under this Agreement and each of the Related Agreements to which it is a party. The execution, delivery and performance by the Company of this Agreement and each of the Related Agreements to which it is a party have been duly and validly approved and authorized by all necessary corporate action on its part. No authorization, consent, or approval, governmental or otherwise, is necessary to enable the Company to enter into the Agreement or any Related Agreement to which it is a party and to perform its obligations hereunder or thereunder. This Agreement is, and each of the Related Agreements to which it is a party when executed and delivered by the Company will be, the valid and binding obligations of the Company, enforceable in accordance with their respective terms.

                  3.4 NO VIOLATION OF EXISTING AGREEMENTS. Neither the execution and delivery of this Agreement or any Related Agreement to which it is a party nor the consummation of the transactions or performance of the Company's obligations contemplated hereby or thereby will conflict with, result in a material breach or violation of, or cause a default under, any provision of the Company's Restated Certificate or Bylaws, each as is currently in effect, any instrument, contract or agreement that is material to the business of the Company or any judgment, writ, decree, order, law, statute, ordinance, rule or regulation applicable to the Company.

                  3.5 REPRESENTATIONS REGARDING PREFERRED STOCK, CONVERSION SHARES AND WARRANT SHARES. All corporate action has been taken on the part of the Company, its officers, directors and shareholders necessary for the authorization and creation, issuance and delivery of the Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares. The Preferred Stock, the Conversion Shares, and the Warrant Shares when issued in compliance with the provisions of this Agreement and the Restated Certificate or the Warrants, as the case may be, will be validly issued, fully paid and nonassessable and, assuming the accuracy of each Purchaser's representation in Section 4 of this Agreement, issued in compliance with all applicable federal and state securities laws. None of the Preferred Stock or Warrants issued pursuant to this Agreement, and none of the Conversion Shares or Warrant Shares are subject to any preemptive rights, rights of first refusal, or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

                  3.6 NO SUBSIDIARY. The Company does not own of record or beneficially any capital stock or equity interest or investment in any corporation, association, partnership, limited partnership, limited liability company, trust or other entity.

                  3.7 FINANCIAL STATEMENTS.

                           (a) The Company's unaudited consolidated balance
sheets as of December 31, 1998 and December 31, 1999 and statements of operations, cash flows and changes in stockholders' equity for the year ended December 31, 1998 and December 31, 1999, including the notes thereto (collectively the "COMPANY FINANCIAL STATEMENTS"), all of which are attached to the Company Disclosure Schedule, have been prepared in all material respects in accordance with GAAP. The Company Financial Statements have been prepared in accordance with the books and records of the Company and present fairly in all material respects the financial position, results of operations, cash flows and equity transactions of the Company as of and for the periods ending on their dates. Except and to the extent reflected or reserved against in the Company Financial Statements, the Company does not have, as of the dates of the Company Financial Statements, any liabilities or obligations (absolute or contingent) of a nature required to be or customarily reflected in a balance sheet (or the notes thereto) prepared in accordance with GAAP. The reserves, if any, reflected on the Company Financial Statements are adequate in light of the contingencies with respect to which they are made. There has been no material change in the Company's accounting policies except as described in the notes to the Company Financial Statements.

                           (b) The Company has no debts, liabilities, or
obligations in a material amount, either individually or in the aggregate, of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Company Financial Statements. All material debts, liabilities, and obligations incurred after the date of the Company Financial Statements were incurred in the ordinary course of business, and are usual and normal in amount, both individually and in the aggregate.

                  3.8 ABSENCE OF CERTAIN CHANGES AND EVENTS. Since December 31, 1999, the Company has not:

                           (a) suffered any Material Adverse Change;

                           (b) suffered any damage, destruction or loss, whether
or not covered by insurance, in an amount in excess of $50,000;

                           (c) granted or agreed to make any increase in the
compensation payable or to become payable by the Company to any of its officers or employees, except for normal raises for nonexecutive personnel made in the ordinary course of business that are usual and normal in amount;

                           (d) declared, set aside or paid any dividend or made
any other distribution on or in respect of the shares of capital stock of the Company or declared or agreed to any direct or indirect redemption, retirement, purchase or other acquisition by the Company of such shares;

                           (e) issued any shares of capital stock of the Company
or any warrants, rights, options or entered into any commitment relating to the shares of capital stock of the

Company, except as disclosed on EXHIBIT 3, the Company's Disclosure Statement, attached hereto;

                           (f) made any change in the accounting methods or
practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

                           (g) sold, leased, abandoned or otherwise disposed of
any real property or any machinery, equipment or other operating property other than in the ordinary course of its business;

                           (h) sold, assigned, transferred, licensed or
otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset except in the ordinary course of its business;

                           (i) been involved in any dispute involving any
employee which may result in a Material Adverse Change;

                           (j) engaged in any activity or entered into any
material commitment or transaction (including without limitation any borrowing or capital expenditure);

                           (k) incurred any material liabilities, contingent or
otherwise, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for accounts payable or accrued salaries that have been incurred by the Company since December 31, 1999, in the ordinary course of its business and consistent with the Company's past practices;

                           (l) permitted or allowed any of its material property
or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except those permitted under Section
3.9 hereof, other than any purchase money security interests incurred in the ordinary course of its business;

                           (m) made any capital expenditure or commitment for
additions to property, plant or equipment individually in excess of $50,000, or in the aggregate, in excess of $100,000;

                           (n) paid, loaned or advanced any amount to, or sold,
transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its affiliates within the meaning of the rules and regulations promulgated under the Securities Act of 1933 ("AFFILIATES"), officers, directors or shareholders or, to the Company's knowledge, any Affiliate or associate of any of the foregoing;

                           (o) made any amendment to or terminated any agreement
that, if not so amended or terminated, would be material to the business, assets, liabilities, operations or financial performance of the Company;

                           (p) entered into any agreement in contemplation of
the transactions specified herein other than this Agreement and the Related Agreements; or

                           (q) agreed to take any action described in this
Section 3.8 or outside of the ordinary course of its business or which would constitute a breach of any of the representations or warranties contained in this Agreement.

                  3.9 TITLE TO PROPERTY AND ASSETS. The Company owns and possesses its properties and assets that are material to its business free and clear of all mortgages, deeds of trust, liens, encumbrances, security interests and claims except as reflected in the Company Financial Statements and except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests that arise in the ordinary course of its business and do not affect material properties and assets of the Company. With respect to the property and assets it leases that are material to its business, the Company is in compliance with such leases in all material respects. The Company holds valid leasehold interests to its material leased properties and assets free of any liens, encumbrances or security interests of any party other than the lessors of such property and assets. The Company's properties and assets are in all material respects in good operating condition and repair.

                  3.10 PROPRIETARY ASSETS.

                           (a) Section 3.10(a)(i) of the Company Disclosure
Schedule sets forth, with respect to each Proprietary Asset of the Company registered with or issued by any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application or in which the Proprietary Asset has been issued. Section 3.10(a)(ii) of the Company Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (other than software licenses that are relating to unmodified commercial computer software that is generally available in the ordinary course of business), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. The Company has good and marketable title to all Proprietary Assets used in or necessary for its business as currently conducted and as proposed to be conducted, free and clear of all material liens and other encumbrances, except for third party rights licensed to it, as to which the Company has a valid right to use such Proprietary Assets (all of the foregoing are referred to herein as the "COMPANY PROPRIETARY RIGHTS"). The Company is not obligated to make any material payment to any Person for the use of any Proprietary Asset. The Company has not developed jointly with any other Person any Proprietary Asset with respect to which such other Person has any rights or the Company has any obligations.

                           (b) The Company has taken all measures required under
the License Agreement and all other reasonable and customary measures and precautions necessary to protect and maintain the confidentiality and secrecy of all its Proprietary Assets (except trademarks, issued patents and other Proprietary Assets similarly known to the public and Proprietary Assets whose value would be materially unimpaired by public disclosure) and otherwise to maintain and protect the value of all its Proprietary Assets.

                           (c) Except where such infringement, misappropriation
or unlawful use, would not and could not reasonably be expected to be material in impact or amount, either individually or in the aggregate, the Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, any Proprietary Asset owned or used by any other Person. No claims or notices (in writing or otherwise) with respect to Proprietary Assets have been communicated to the Company: (i) to the effect that the manufacture, Sale, license or use of any Proprietary Asset or product, practice of any process or provision of any service as now made, sold, practiced, used practiced or provided or currently offered or proposed by the Company infringes or potentially infringes, or constitutes a misappropriation or unlawful use of any copyright, patent, trade secret or other intellectual property right of a third party, or (ii) challenging the ownership or validity of any of the Company's rights to or interest in such Proprietary Assets. The Company has received no notice to the effect that any patents or registered trademarks, service marks or registered copyrights held by the Company are invalid or not subsisting except for failures to be valid and subsisting that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the Company's knowledge, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset used in or pertaining to the business of the Company.

                           (d) The Proprietary Assets owned by the Company or
licensed by the Company and identified in Section 3.10(a)(ii) of the Disclosure Schedule constitute all the Proprietary Assets necessary, in the Company's reasonable judgment, to enable the Company to conduct its business in the manner in which such business has been, is being and is intended to be conducted. The Company has not licensed any of its Proprietary Assets to any Person on an exclusive basis and the Company has not entered into any covenant not to compete or contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

                           (e) All current and former employees of the Company
have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage relevant to the Company's business) that is substantially identical to the form of the Employee Agreement previously delivered to the Purchasers, and all current and former consultants and independent contractors to the Company providing technical services relating to the Company's Proprietary Assets have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage relevant to the Company's business), the material provisions of which are in substance as protective to the

Company as the terms of the form of Employee Agreement previously delivered to the Purchasers.

                  3.11 CONTRACTS.

                           (a) Section 3.11 (a) of the Company Disclosure
Schedule identifies each material license agreement, development agreement, manufacturing agreement, distribution agreement, OEM agreement or other agreement to which the Company is a party.

                           (b) (i) The Company has no agreements, contracts or
commitments that call for prospective fixed and/or contingent payments or expenditures by or to the Company of more than $50,000 other than those entered into in the ordinary course of its business concerning the sale of Company Products;

                                    (ii) The Company has no purchase agreement,
contract or commitment that calls for fixed and/or contingent payments by the Company that are in excess of the normal, ordinary and usual requirements of the Company's business;

                                    (iii) There is no outstanding sales
contract, commitment or proposal (including, without limitation, development projects) of the Company that is reasonably likely to result, either individually or in the aggregate, in any Material Adverse Change to the Company upon completion or performance thereof;

                                    (iv) The Company has no outstanding
agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty days and without liability, penalty or premium exceeding $50,000 in any single instance or $75,000 in the aggregate;

                                    (v) The Company has not entered into any
employment, independent contractor or similar agreement, contract or commitment that is not terminable on not more than thirty days' notice without penalty or liability of any type, including without limitation severance or termination pay;

                                    (vi) The Company has no collective
bargaining or union agreements, contracts or commitments;

                                    (vii) The Company is not restricted by
agreement from competing with any person, from carrying on its business anywhere in the world or otherwise operating its business in any manner it deems appropriate;

                                    (viii) The Company has not guaranteed any
obligations of other Persons or made any agreements to acquire or guarantee any obligations of other Persons; and

                                    (ix) The Company has no outstanding loan or
advance to any Person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort that would permit the borrowing by the Company of any sum not reflected in the Company Financial Statements.

                           (c) The Company has delivered to the Purchasers
accurate and complete copies of all written contracts identified in Section 3.11
(a) and (b) of the Company Disclosure Schedule, including all amendments thereto. Sections 3.1l (a) and (b) of the Company Disclosure Schedule contain a complete list of all the material contracts to which the Company is a party. The Company has not entered into any material oral contracts. Each contract identified in Sections 3.11 (a) and (b) of the Company Disclosure Schedule (a "COMPANY MATERIAL CONTRACT") is valid and in full force and effect, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and will continue to be so immediately following the Closing Date. No such contract, agreement or instrument contains any liquidated damages, penalty or similar provision. To the Company's knowledge, no party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or instrument.

                           (d) (i) The Company has not violated or breached, or
committed any default under, any Company Material Contract in any material respect, and, to the Company's knowledge, no other Person has violated or breached, or committed any default under, any Company Material Contract in any material respect; and

                                    (ii) to the Company's knowledge, no event
has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a material violation or breach of any of the provisions of any Company Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Material Contract or (D) give any Person the right to cancel, terminate or modify any Company Material Contract.

                           (e) None of the Company's Material Contracts contains
any provision which would require the consent of third parties to the sale and issuance of the Purchased Securities or the subsequent sale of the shares of Preferred Stock and Warrant Shares pursuant to Section 1.2(b), above, or any of the other transactions as contemplated hereunder or under any of the Related Agreements or which would be altered as a result of such transaction.

                  3.12 REGISTRATION RIGHTS. Except as disclosed in Section 3.12 of the Company Disclosure Schedule, the Company has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the U.S. Securities and Exchange Commission ("SEC") or any other governmental authority.

                  3.13 TAXES.

                           (a) The Company has fully and timely, properly and
accurately filed all tax returns and reports required to be filed by it, including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law in all material respects. All income, sales, use, occupation, property or other taxes or assessments due from the Company prior to the Closing Date have been paid or will be paid on or before the Closing Date. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the Company Financial Statements are adequate, and there are no tax liens on any property or assets of the Company (other than liens for taxes not yet due and payable). There have been no audits or examinations of any tax returns or reports of the Company by any Governmental Body. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability in a material amount, either individually or in the aggregate, beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, foreign, state or local tax return or report for any period.

                           (b) All taxes that the Company has been required to
collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

                           (c) Other than the Tax Sharing Agreement (the "TAX
SHARING AGREEMENT") effective as of May 30, 1997 with SatCon, the Company is not a party to any tax-sharing agreement or similar arrangement with any other Person.

                           (d) At no time has the Company been included in the
federal consolidated income tax return of any affiliated group of corporations.

                           (e) Other than the Tax Sharing Agreement, the Company
is not currently under any contractual obligation to pay to any Governmental Body any tax obligations of, or with respect to any transaction relating to, any other Person or to indemnify any other Person with respect to any tax, other than pursuant to this Agreement.

                  3.14 EMPLOYEES. The Company is not a party to any collective bargaining agreements and, to its knowledge, there are no attempts to organize the employees of the Company. Section 3.14 of the Company Disclosure Schedule lists all employee benefit plans and programs of the Company and employment contracts, arrangements and understandings with its employees, other than those terminable, without penalty, at will or within thirty days. Copies of any of the foregoing plans, programs, contracts, arrangements or understandings have been made available to the Purchasers or their counsel. To the knowledge of the Company, no employee of the Company is subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would materially interfere with the use of his or her best efforts to carry out his or her duties for the Company or that would conflict with the Company's business as currently conducted. The Company has received no written notice from any former employer that an employee of the Company has prior obligations to a former employer that would interfere or conflict with such employee's ability to perform his or her intended services for the Company. To the Company's knowledge, no employee or advisor of the Company is or is now expected to be in violation of any term of any employment contract, disclosure agreement, proprietary information and inventions agreement or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or to be conducted by the Company or to the use of trade secrets or proprietary information of others, and the employment of the Company's employees does not subject the Company or the Company's shareholders to any liability. There is neither pending nor, to the Company's knowledge, threatened any actions, suits, proceedings or claims, or, to its knowledge, any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence.

                  3.15 INSURANCE. The Company maintains and keeps in force with nationally recognized insurance companies fire, public liability, property damage and other insurance in such amounts and with such coverage or risks as are customary for similar businesses and adequate to the needs of the Company. The Company Disclosure Schedule sets forth a list of such insurance, stating the name and address of the insurance provider and the amount of insurance. The Company has not done anything, either by way of action or inaction, that might reasonably be expected to invalidate any of its insurance policies as a whole or in part.

                  3.16 COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS. The Company has obtained all material permits, licenses and other authorizations which are required under federal, foreign, state and local laws applicable to the Company and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes. The Company is in material compliance with all terms and conditions of the required permits, licenses and authorizations. The Company is not aware of, nor has the Company received written notice of, any conditions, circumstances, activities, practices, incidents, or actions which might reasonably form the basis of a claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to the Company, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste.

                  3.17 COMPLIANCE WITH CORPORATE INSTRUMENTS AND LAWS. The Company is not in violation of any provisions of its Restated Certificate or Bylaws as currently in effect. The Company is in compliance in all material respects with all applicable laws, statutes, rules, and regulations of all governmental and regulatory authorities which are applicable and the compliance with which is material to the Company or its assets or business. The Company has complied in all material respects at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products. All licenses, franchises, permits and other governmental authorizations held by the Company and which are material to its business are valid and sufficient in all respects for the business presently carried on by the Company.

                  3.18 LITIGATION. There is no suit, action, proceeding, claim or investigation pending or, to the Company's knowledge, threatened against the Company before any court or administrative agency which could have a Material Adverse Effect or which questions or challenges the validity of this Agreement or any Related Agreement. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company.

                  3.19 NO BROKERS. Neither the Company nor, to the Company's knowledge, any Company shareholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or any Related Agreement or in connection with any transaction contemplated hereby or thereby.

                  3.20 RELATED PARTY TRANSACTIONS.

                           (a) None of the Company's Affiliates, officers,
directors, shareholders or employees, or any Affiliate of any of such Person, has any material interest in any property, real or personal, tangible or intangible, including Proprietary Assets used in or pertaining to the business of the Company, except for the normal rights of a stockholder, or, to the knowledge of the Company, any supplier, distributor or customer of the Company.

                           (b) Except for the Agreement and the Related
Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, Affiliates, or, to the Company's knowledge, any Affiliate thereof.

                           (c) To the best of the Company's knowledge, no
employee, officer or director of the Company has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, other than SatCon or Duquesne, except that employees, officers or directors of the Company may own stock in publicly traded companies that may compete with the Company. To the Company's knowledge, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

                  3.21 DISCLOSURE. The statements by the Company contained in this Agreement, the exhibits hereto, and the certificates and documents required to be delivered by the Company to the Purchasers under this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made.

                  3.22 SECURITIES ACT. Subject to the accuracy of each Purchaser's representations in Section 4 hereof, the offer, sale and issuance of the Purchased Securities in conformity with the terms of this Agreement and the issuance of Conversion Shares upon conversion of the Bridge Documents and shares of Preferred Stock issued pursuant to Section 1.2(b), above, constitute or will constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and the qualification or registration requirements of any applicable state securities laws as such laws exist on the date hereof.

         4. REPRESENTATIONS AND WARRANTIES OF PURCHASERS AND RESTRICTIONS ON TRANSFER IMPOSED BY THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

                  4.1 REPRESENTATIONS AND WARRANTIES BY EACH PURCHASER. Each Purchaser (severally, and not jointly and as to itself only) represents and warrants to the Company as follows:

                           (a) The Purchased Securities (collectively, the
"SECURITIES") are being or will be acquired for each Purchaser's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or applicable state securities laws.

                           (b) Each Purchaser understands that (i) the
Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof and have not been qualified under any state securities laws on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration thereunder, and (ii) the Company's reliance on such exemptions is predicated on the Purchasers' representations set forth herein. Each Purchaser understands that the resale of the Securities may be restricted indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and registered under any state securities law or is exempt from such registration.

                           (c) Each Purchaser is an "Accredited Investor" as
that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Each Purchaser is able to bear the economic risk of the purchase of the Securities pursuant to the terms of this Agreement, including a complete loss of such Purchaser's investment in the Securities. The principal place of business of each Purchaser is as follows: Perseus - the District of Columbia, Duquesne - Pennsylvania, Micro - New Hampshire and SatCon - Massachusetts.

                           (d) Each Purchaser has the full right, power and
authority to enter into and perform such Purchaser's obligations under this Agreement and each Related Agreement to which it is a party, and this Agreement and each Related Agreement to which it is a party constitute valid and binding obligations of such Purchaser enforceable in accordance with their terms.

                           (e) No consent, approval or authorization of or
designation, declaration or filing with any Governmental Body on the part of such Purchaser is required in connection with the valid execution and delivery of this Agreement or any Related Agreement to which it is a party.

                  4.2 LEGEND. Each certificate representing the Securities may be endorsed with the following legends:

                           (a) THE SECURITIES REPRESENTED BY THIS CERTIFICATE
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT, OR (II) IN COMPLIANCE WITH RULE 144 OR (III) OTHERWISE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT.

                           (b) Any other legends required by applicable
securities laws.

         The Company may instruct its transfer agent not to register the transfer of the Securities, unless the conditions specified in the foregoing legends are satisfied.

                  4.3 REMOVAL OF LEGEND AND TRANSFER RESTRICTIONS.

Any legend endorsed on a certificate pursuant to Section 4.2(a) and the stop transfer instructions with respect to such Securities shall be removed and the Company shall issue a certificate without such legend to the holder thereof (1) if such Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available, (2) if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act, or (3) if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company to the effect that a sale, transfer or assignment of such Securities may be made without registration.

         5. INDEMNITY.

                  5.1 INDEMNITY.

                           (a) The Company hereby agrees to indemnify and defend
and hold harmless each of the Purchasers, its respective Affiliates, successors and assigns and each of its respective officers, directors, employees and agents (the "INDEMNIFIED PARTY" or collectively the "INDEMNIFIED PARTIES") from and against, and agrees to pay or cause to be paid to the Indemnified Parties all amounts equal to the sum of, any and all claims, demands, costs, expenses, losses and other liabilities of any kind that the Indemnified Parties may incur or suffer

(including without limitation all reasonable legal fees and expenses) which arise or result from any breach of or failure by the Company to perform any of its representations, warranties, covenants or agreements in this Agreement or any Related Agreement. The rights of the Purchasers hereunder shall be in addition to, and not in lieu of, any other rights and remedies which may be available to them by law.

                  5.2 PROCEDURES.

                           (a) If a third party shall notify an Indemnified
Party with respect to any matter that may give rise to a claim for indemnification under the indemnity set forth above in Section 5. 1, the procedure set forth below shall be followed.

                                    (i) NOTICE. The Indemnified Party shall give
to the party providing indemnification (the "INDEMNIFYING PARTY") written notice of any claim, suit, judgment or matter for which indemnity may be sought under
Section 5.1 promptly but in any event within thirty days after the Indemnified Party receives notice thereof; PROVIDED, HOWEVER, that failure by the Indemnified Party to give such notice shall not relieve the Indemnifying Party from any liability it shall otherwise have pursuant to this Agreement except to the extent that the Indemnifying Party is actually prejudiced by such failure. Such notice shall set forth in reasonable detail (i) the basis for such potential claim and (ii) the dollar amount of such claim. The Indemnifying Party shall have a period of fifteen days within which to respond thereto. If the Indemnifying Party does not respond within such fifteen day period, the Indemnifying Party shall be deemed to have accepted responsibility for such indemnity.

                                    (ii) DEFENSE OF CLAIM. With respect to a
claim by a third party against an Indemnified Party for which indemnification may be sought under this Agreement, the Indemnifying Party shall have the right, at its option, to be represented by counsel of its choice and to assume the defense or otherwise control the handling of any claim, suit, judgment or matter for which indemnity is sought, which is set forth in the notice sent by the Indemnified Party, by notifying the Indemnified Party in writing to such effect within fifteen days of receipt of such notice; PROVIDED, HOWEVER, that the Indemnified Party shall have the right to employ counsel to represent it if, in the Indemnified Party's reasonable judgment based upon the advice of counsel, it is advisable in light of the separate interests of the Indemnified Party, to be represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Indemnifying Party. If the Indemnifying Party does not give timely notice in accordance with the preceding sentence, the Indemnifying Party shall be deemed to have given notice that it does not wish to control the handling of such claim, suit or judgment. In the event the Indemnifying Party elects (by notice in writing within such fifteen day period) to assume the defense of or otherwise control the handling of any such claim, suit, judgment or matter for which indemnity is sought, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all reasonable professional fees (including attorneys' fees, accountants, consultants and engineering fees) and investigation expenses incurred by the Indemnifying Party prior to such election, notwithstanding the fact that the Indemnifying Party may not have been so liable to the Indemnified Party had the

Indemnifying Party not elected to assume the defense of or to otherwise control the handling of such claim, suit, judgment or other matter. In the event that the Indemnifying Party does not assume the defense or otherwise control the handling of such matter, the Indemnified Party may retain counsel, as an indemnification expense, to defend such claim, suit, judgment or matter.

                                    (iii) FINAL AUTHORITY. The parties shall
cooperate in the defense of any such claim or litigation and each shall make available all books and records which are relevant in connection with such claim or litigation. In connection with any claim, suit or other proceeding with respect to which the Indemnifying Party has assumed the defense or control, the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to any matter which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party. In connection with any claim, suit or other proceeding with respect to which the Indemnifying Party has not assumed the defense or control, the Indemnified Party may not compromise or settle such claim without the consent of the Indemnifying Party, which shall not be unreasonably withheld and shall be deemed to have been given if the Indemnified Party provides the Indemnifying Party with a written notice setting forth the material terms of such compromise or settlement and the Indemnifying Party does not object thereto in writing within ten days of its receipt of such notice.

                           (b) CLAIMS BETWEEN THE INDEMNIFYING PARTY AND THE
INDEMNIFIED PARTY. Any claim for indemnification under this Agreement which does not result from the assertion of a claim by a third party shall be asserted by written notice given by the Indemnified Party to the Indemnifying Party. The Indemnifying Party shall have a period of thirty days within which to respond thereto. If the indemnifying Party does respond within such thirty day period and rejects such claim in whole or in part or does not respond, the Indemnified Party shall submit the dispute to arbitration in accordance with Section 7.2 hereof.

         6. ADDITIONAL COVENANTS.

                  6.1 RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this Section 6.1, the Company hereby grants to each of the Purchasers a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). Each Purchaser shall be entitled to apportion the right of first offer hereby granted it among itself and its members, partners and affiliates in such proportions as it deems appropriate. Each time the Company proposes to offer any shares of, or any securities convertible into or exercisable or exchangeable for any shares of, any class of its capital stock (collectively, "SHARES"), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

                           (a) The Company shall deliver a notice by certified
mail (a "SALES NOTICE") to each Purchaser stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                           (b) Within 20 Business Days after receipt of a Sales
Notice, each Investor that desires to purchase any of the Shares specified in such Sales Notice at the price and on the terms specified in such Sales Notice (for purposes of this Section 6, an "Investor"), shall provide to the Company a written notice (a "Purchase Notice") setting forth the number of such Shares such Investor is willing to purchase. If the total number of Shares specified in all of the Purchase Notices received by the Company within such period exceeds the total number of Shares specified in such Sales Notice or such greater number of Shares that the Company is willing to sell at the price and on the terms specified in such Sales Notice, then the Shares to be sold shall be allocated as follows (provided that no Investor shall be allocated more Shares than it has agreed to purchase in its Purchase Notice):

                                    (i) Up to 25 1/2% to Duquesne, until
immediately before the closing by the Company of an initial public offering;

                                    (ii) Up to 32 1/2% to Perseus, until
immediately before the closing by the Company of an initial public offering;

                                    (iii) Up to 6% to Micro, until immediately
before the closing by the Company of an initial public offering;

                                    (iv) Up to 7.5% to SatCon Technology, until
immediately before the closing by the Company of an initial public offering; and

                                    (v) All Shares not allocated pursuant to
clauses (i)-(iv) above shall be allocated among the Investors in the same proportion that each such Investor's Common Share Equivalents bear to the total Common Share Equivalents owned by all of the Investors; provided that if such allocation would result in any Investor being allocated Shares under this subsection (b) in excess of the total number of Shares that it specified in its Purchase Notice, such excess Shares shall be allocated among the other Investors that have not been allocated Shares equal to the number of Shares specified in their Purchase Notices in a manner that results in such other Investors receiving in the aggregate under this subsection (b) an equal percentage of the total number of Shares specified in their respective Purchase Notices.

All allocations made pursuant to this subsection (b) shall be rounded to the nearest whole Share. The Shares allocated to each Investor under this subsection
(b) shall be purchased by such Investor at the price and on the terms specified in the Sales Notice at a closing to be held within 30 Business Days after the delivery of the Sales Notice. Such date shall be specified by the Company in a written notice delivered to each Investor participating in such sale at least 10 Business Days prior thereto.

                           (c) If all Shares that the Purchasers are entitled to
obtain pursuant to Section 6.1(b) are not elected to be obtained as provided in
Section 6.1(b) hereof, the Company may, during the 120-day period following the expiration of the period provided in Section 6.1(b) hereof, offer the remaining unsubscribed portion of such Shares to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Sales Notice with respect thereto. If the Company does not enter into an agreement for the sale of such Shares within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

                           (d) The right of first offer granted in this Section
6.1 shall not be applicable (i) to the issuance or sale of Common Stock (or options therefor) to consultants, officers, directors and employees for the primary purpose of soliciting or retaining their employment or services in a transaction or pursuant to a plan approved by the Company's Board of Directors,
(ii) as part of or after an Initial Public Offering that results in aggregate net cash proceeds to the Company of $25,000,000 or greater, (iii) the issuance of securities pursuant to the conversion or exercise of outstanding convertible securities or warrants, options or similar rights, (iv) the issuance of securities in connection with a bona fide business acquisition by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) the issuance of warrants, options or similar securities to a bank or other institutional lender as consideration for the extension of credit by such lender to the Company, (vi) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships provided such issuances are for other than primarily equity financing purposes and provided that at the time of any such issuance, the aggregate of such issuance and similar issuances in the preceding twelve-month period do not exceed 2% of the then outstanding Common Stock of the Company (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) or such issuance is expressly approved by a majority of the director representatives of the Purchasers on the Company's Board of Directors, or (vii) the issuance of the Preferred Stock and Warrants pursuant to the terms of this Agreement.

                  6.2 TRANSACTIONS WITH AFFILIATES. The Company shall not, without the approval of a majority of the disinterested members of the Company's Board of Directors, engage or continue in any loans, leases, contracts or other similar transactions (including, but not by way of limitation, the payment of dividends or the repurchase of securities) with any Affiliate of the Company, or any members of their immediate family or entities controlled by them. For purposes of this Section 6.2, "immediate family" shall be deemed to include parents, children, siblings and spouse.

                  6.3 DELIVERY OF FINANCIAL STATEMENTS. The Company shall deliver to the Purchasers for so long as the Purchasers (together with its shareholders, partners and members and any other Persons whose securities are aggregated with those of such Purchasers for purposes of the Shareholders' Agreement dated October 23, 1998) holds Preferred Stock:

                           (a) as soon as practicable, but in any event within
120 days after the end of each fiscal year of the Company, an income statement of the Company for such fiscal year, a cash flow statement of the Company for such fiscal year, a balance sheet of the Company as of the end of such fiscal year and a statement of changes in shareholder's equity of the Company as of the end of such year, with each such financial statement to be in reasonable detail, prepared in accordance GAAP, and audited and certified by a firm of independent public accountants of nationally recognized standing selected by the Company;

                           (b) as soon as practicable, but in any event within
sixty days after the end of each of the first three quarters of each fiscal year of the Company, unaudited statements of income and cash flows of the Company for such fiscal quarter and an unaudited balance sheet and a statement of changes in shareholder's equity of the Company as of the end of such fiscal quarter;

                           (c) within thirty days of the end of each calendar
month, unaudited statements of income and cash flows and balance sheet of the Company for and as of the end of such month, in reasonable detail;

                           (d) as soon as practicable, but in any event at least
thirty days prior to the end of each fiscal year, a budget and business plan of the Company for the next fiscal year, prepared on a monthly basis, including balance sheets and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

                           (e) with respect to the financial statements called
for in subsection's (b) and (c) of this Section 6.3, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation, cash flows and changes in shareholders' equity for the period specified, subject to year-end audit adjustments; and

                           (f) such other information relating to the financial
condition, business, prospects or corporate affairs of the Company as such Purchasers or any transferee of such Purchasers may. from time to time request.

                  6.4 INSPECTION. During any period in which a Purchasers (or its transferee) is entitled to receive the materials specified in Section 6.3 hereof, the Company shall permit the Purchasers, at the Purchasers' expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times and upon reasonable notice as may be requested by such Purchasers.

                  6.5 THE COMPANY'S BOARD OF DIRECTORS. The Company shall promptly pay or reimburse each of the Purchasers for all reasonable costs and expenses for the travel, lodging and related subsistence of their representatives or observer, as the case may be, on the Company's Board of Directors to meetings thereof or of any committee thereof.

                  6.6 USE OF PROCEEDS. The Company hereby covenants and agrees that all of the net proceeds received by it from the issuance and sale of the Preferred Stock and any Warrant Shares shall be used for the purpose of retiring the Bridge Documents and no part of such net proceeds shall be used to pay any broker's fees or commissions or similar payments of any kind. The Company has previously provided the Purchasers its best estimate of the expenses it will incur in connection with the negotiation and execution of this Agreement and the Related Agreements and the consummation of the transactions contemplated to be consummated at the Closing.

                  6.7 PROTECTIVE PROVISIONS. The Company covenants and agrees that the Company shall not, without the prior written consent of holders of two-thirds of the Preferred Stock:

                           (a) make any material change in the principal
business activity of the Company as currently contemplated to be conducted; or

                           (b) enter into any license, arrangement or agreement
pursuant to which the Company grants rights in or to intellectual property of the Company relating to the flywheel technology to a competitor of the Company.

                  6.8 VOLUNTARY BANKRUPTCY. The Purchasers shall not cause the Company to take any of the following actions (each a "BANKRUPTCY ACTION"): (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its creditors, (iv) be dissolved or liquidated in full or in part, or (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, unless (a) SatCon has been delivered a written notice of the Purchasers' intention to cause the Company to take such Bankruptcy Action (a "Bankruptcy Notice") and (b) within five Business Days after the delivery of such Bankruptcy Notice SatCon, SatCon has not delivered to each of the Purchasers and to the Company a written acknowledgment and agreement that a Put Event has occurred (a "SatCon Put Event Notice"); provided that no such Bankruptcy Action may be taken more than 60 days after the deliver of a Bankruptcy Notice. If the Purchasers and the Company receive a SatCon Put Event Notice within such five Business Day period, then each of the Purchasers shall have all of the rights granted to such Purchaser upon the occurrence of a Put Event and the Purchasers shall not cause the Company to take any Bankruptcy Action without the prior written consent of SatCon. The Purchasers shall not provide to SatCon a Bankruptcy Notice unless they have a good faith belief that the Company is insolvent or otherwise in a position where the taking of a Bankruptcy Action is in the Company's best interests.

         7. MISCELLANEOUS.

                  7.1 WAIVERS AND AMENDMENTS. With the written consent of the record or beneficial holders of more than a majority of the Preferred Stock issued and sold under this Agreement (including any Conversion Shares or any and all securities obtained upon conversion of such Preferred Stock or exchange of such Preferred Stock or Conversion Shares and as adjusted for stock dividends, stock splits, recapitalizations and the like), the obligations of the

Company and the rights of the holders of such Preferred Stock under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid percentage of Preferred Stock issued and sold under this Agreement the holders of which are required to consent to any waiver or supplemental agreement without the consent of the record or beneficial holders of all of the Preferred Stock issued and sold under this Agreement. Upon the effectuation of each such waiver, consent or agreement of amendment or modification the Company shall promptly give written notice thereof to the record holders of the Preferred Stock who have not previously consented thereto in writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this subsection.

                  7.2 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or any of the Related Agreements, or the breach hereof or thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted by a panel of three arbitrators, each party having the right to select one arbitrator with the third arbitrator to be selected in accordance with the rules of the American Arbitration Association.

                  7.3 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of New York without regards to the principles of conflicts of laws thereof.

                  7.4 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the execution of this Agreement and the Closing of the transactions contemplated hereby; provided however that the provisions of Section 6.1, 6.4, 6.5 and 6.8 shall terminate upon the Company completing and Initial Public Offering that raises at least $25,000,000 of gross proceeds to the Company.

                  7.5 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein and subject to the Related Agreements and applicable law, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                  7.6 ENTIRE AGREEMENT. This Agreement, the Related Agreements and other exhibits to this Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                  7.7 NOTICES, ETC. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or by facsimile transmission or three days after being mailed, registered or certified mail, return receipt requested, with postage prepaid, to the address or facsimile number (as the case may be) listed for each such party below or, if any party shall have designated a different address or facsimile number by notice to the other party given as provided above, then to the last address or facsimile number so designated.

                  If to the Company:

                  Beacon Power Corporation
                  6D Gill Street
                  Woburn, MA 01801
                  Fax No.: (781) 938-9401
                  Attn:  Chief Executive Officer

                  With a required copy to:

                  Albert L. Sokol, Esq.
                  Edwards & Angell, LLP
                  101 Federal Street
                  Boston, MA 02110
                  Fax No.: (617) 439-4170

                  If to Perseus:

                  Perseus Capital, L.L.C.
                  The Army and Navy Club Building
                  1627 I Street, N.W.
                  Suite 610
                  Washington, D.C. 20006
                  Attn:  Philip Deutch
                  Fax No. (202) 463-6215

                  With a required copy to:

                  Arnold & Porter
                  555 12th Street, N.W.
                  Washington, D.C. 20004
                  Attn: Robert B. Ott
                  Fax No.: (202) 942-5999

                  If to Duquesne:

                  Eric Stoltz
                  One Northshore Center
                  Suite 100
                  12 Federal Street
                  Pittsburgh, PA 15212
                  Fax No.: 412-231-2140

                  With a required copy to:

                  David Lehman, Esq.
                  Amanda Skov, Esq.
                  Kirkpatrick & Lockhart LLP
                  1500 Oliver Building
                  Pittsburgh, PA 15222
                  Fax No.: 412-355-6501

                  If to Micro:

                  c/o Robert W. Shaw, Jr.
                  Arete Corporation
                  P.O. Box 1299
                  Center Harbor, New Hampshire 03226
                  Fax No.: (603) 253-9799

                  If to SatCon:

                  David Eisenhaure
                  President
                  161 First Street
                  Cambridge, MA 02142
                  Fax No.: (617) 661-3373

                  With a required copy to:

                  Jeffrey N. Carp, Esq.
                  Hale and Dorr LLP
                  60 State Street
                  Boston, MA 02109
                  Fax No.: (617) 526-5000

                  7.8 SEPARABILITY. In case any provision of this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  7.9 EXPENSES. The Company and each of the Purchasers shall each bear its respective expenses and legal fees incurred with respect to this Agreement, each of the Related Agreements and the transactions contemplated hereby and thereby. All reasonable costs and expenses of the Purchasers relating to this Agreement, each of the Related Agreements and the transactions contemplated hereby and thereby, including reasonable fees and expenses of legal counsel, shall be promptly paid or reimbursed by the Company.

                  7.10 EFFECT OF ISSUANCE. The parties confirm and agree that the issuance of the Purchased Securities will not result in an adjustment of the outstanding shares of the Company's Class D Preferred Stock (or warrants to purchase such shares) and that the "Put Rights" granted to SatCon pursuant to
Section 1.4 of the Securities Purchase Agreement dated October 23, 1998 among the Company and the Purchasers do not apply to the Purchased Securities.

                  7.11 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  7.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an, original, but all of which together shall constitute. one instrument.

                  7.13 PUBLICITY. None of the parties to this Agreement, nor any of their affiliates, shall issue any press release or otherwise make any public announcement or disclosure with respect to this Agreement, any of the Related Agreements or any of the transactions contemplated hereby or thereby without the prior written consent of each of the Company, Perseus and SatCon, unless such disclosure is required by applicable law.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       THE COMPANY:

                                       BEACON POWER CORPORATION

                                       By: /s/ William E. Stanton
                                          -------------------------------
                                       Name: William E. Stanton
                                       Title: President


                                       THE PURCHASERS:

                                       PERSEUS CAPITAL, L.L.C.

                                       By: /s/ Philip Deutch
                                          -------------------------------
                                       Name: Philip Deutch
                                       Title: Managing Director


                                       DUQUESNE ENTERPRISES, INC.

                                       By: /s/ Eric Stoltz
                                          -------------------------------
                                       Name: Eric Stoltz
                                       Title: Vice President


                                       MICRO-GENERATION
                                       TECHNOLOGY FUND, L.L.C.

                                       BY ARETE CORPORATION,
                                       ITS MANAGER

                                       By: /s/ Robert W. Shaw, Jr.
                                          -------------------------------
                                          Robert W. Shaw, Jr.
                                          President

                                       SATCON TECHNOLOGY CORPORATION

                                       By: /s/ David Eisenhaure
                                          -------------------------------
                                       Name: David Eisenhaure
                                       Title: President

                              SCHEDULE OF EXHIBITS


A                 CERTAIN DEFINITIONS

1.1               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

1.2(a)            FORM OF WARRANT

1.3               FORM OF REGISTRATION RIGHTS AGREEMENT

2.3(a)(vii)       FORM OF OPINION OF EDWARDS & ANGELL, LLP

3                 COMPANY DISCLOSURE SCHEDULE

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

         For purposes of the Agreement to which this Exhibit A is attached, the following terms have the following meanings:

         "Affiliates" has the meaning specified in Section 3.8(n) to the Agreement.

         "Bankruptcy Action" has the meaning specified in Section 6.8 to the Agreement.

         "Bridge Three Notes" has the meaning specified in the Recitals to the Agreement.

         "Bridge Three Note and Warrant Purchase Agreement" has the meaning specified in the Recital to the Agreement.

         "Bridge Two Note and Warrant Purchase Agreement" has the meaning specified in the Recitals to the Agreement.

         "Bridge Two Notes and Warrants" has the meaning specified in the Recitals to the Agreement.

         "Business Day" means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of Massachusetts are authorized to be closed.

         "Common Share Equivalent Price" means (a) in the case of the sale of Common Stock of the Company, the per share price at which such Common Stock is sold, and (b) in the case of the sale of securities convertible into Common Stock of the Company, the effective per share price at which such securities are convertible into Common Stock.

         "Common Share Equivalents" means all shares of Common Stock that are issued and outstanding or are issuable upon the exchange, exercise or conversion of any other security of the Company. The number of Common Share Equivalents owned by a Person shall equal the sum of the number of shares of Common Stock owned by such Person plus the number of shares of Common Stock issuable upon the exchange, exercise or conversion of any other security of the Company owned by such Person.

         "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         "Company" means Beacon Power Corporation, a Delaware corporation.

         "Company Account" means an account of the Company designated in a written notice delivered to the Purchaser at least two Business Days prior to the date of any required payment by the Purchaser to the Company under the Agreement.

         "Company Financial Statements" has the meaning specified in
Section 3.7(a) to the Agreement.

         "Company Material Contract" has the meaning specified in
Section 3.11(c) to the Agreement.

         "Company Products" means all versions and implementations, of any product which has been, is being or is intended to be marketed by the Company.

         "Company Proprietary Rights" has the meaning specified in
Section 3.10(a) to the Agreement.

         "Conversion Shares" means shares of Common Stock issuable upon conversion of the Preferred Shares.

         "GAAP" means United States generally accepted accounting principles consistently applied.

         "Governmental Body" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or
(c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

         "Indemnified Parties" has the meaning specified in Section 5.1(a) to the Agreement.

         "Indemnifying Party" has the meaning specified in Section 5.2(a) to the Agreement.

         "Initial Public Offering" means the consummation of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, that is underwritten by one or more nationally recognized investment banking firms or a syndicate managed or comanaged by one or more nationally recognized investment banking firms.

         "Material Adverse Change" means a change which would have a Material Adverse Effect.

         "Material Adverse Effect" means an event, violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such event, violation or other matter would be material in impact or amount to the Company's business, intellectual property rights or condition, or, taken as a whole, its assets, liabilities, operations, or financial performance.

         "Person" means any individual, entity or Governmental Body.

         "Preferred Shares" has the meaning specified in Section 1.2(a) to the Agreement.

         "Preferred Stock" means the Class E Preferred Stock of the Company, $.01 par value per share.

         "Proprietary Asset" means: (a) any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; and (b) any right to use or exploit any of the foregoing.

         "Purchased Securities" means, collectively, the Preferred Shares and Warrants.

         "Related Agreements" means (a) the Registration Rights Agreement substantially in the form attached as EXHIBIT 1.4 to the Agreement; (b) the Warrant substantially in the form attached as EXHIBIT 1.2(A) to the Agreement; and (c) any other agreement or document entered into by any of the parties in connection with the Agreement or any of the transactions contemplated thereby.

         "Restated Certificate" has the meaning specified in Section 1.1 to the Agreement.

         "Securities" has the meaning specified in Section 4.1(a) to the Agreement.

         "Shareholders' Agreement" has the meaning specified in Section 6.3 to the Agreement.

         "Warrant Shares" means shares of Common Stock issuable upon the exercise of the Warrants.

                                   EXHIBIT 1.1


                           THIRD AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            BEACON POWER CORPORATION

                                 EXHIBIT 1.2(A)


                                     WARRANT
                       TO PURCHASE CLASS E PREFERRED STOCK
                                       OF
                            BEACON POWER CORPORATION

                                   EXHIBIT 1.3


                          REGISTRATION RIGHTS AGREEMENT

                               EXHIBIT 2.3(A)(VII)


                        OPINION OF EDWARDS & ANGELL, LLP

                                    EXHIBIT 3


                           COMPANY DISCLOSURE SCHEDULE

                         Omitted Schedules and Exhibits

         Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, Beacon Power Corporation has, with respect to the Securities Purchase Agreement (the "Agreement") by and among Beacon Power Corporation Perseus Capital, L.L.C., Duquesne Enterprises, Micro-Generation Technology Fund, L.L.C. and SatCon Technology Corporation dated April 7, 2000, omitted to file the schedules and exhibits listed in the Agreement herewith. These schedules and exhibits will be supplementally furnished to the Commission upon request.